UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
November 18, 2021
SHARPS COMPLIANCE CORP.
Commission File No. 001-34269

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	74-2657168
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)
9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares, $0.01 Par Value	SMED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is a an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01    Financial Statement and Exhibits.

        SIGNATURES

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

Effective on November 18, 2021, the Board of Directors of Sharps Compliance Corp. (the "Company") appointed Gary R. Enzor to the Board of Directors (the "Board") to serve until the Company's 2022 Annual Meeting of Stockholders in November 2022. Mr. Enzor will be compensated consistent with the Company's Non-Employee Board of Director Compensation Policy described in the Company's most recent Proxy Statement filed with the Securities Exchange Commission (the "SEC") on October 6, 2021.

There are no transactions between Mr. Enzor and the Company that would be reportable under Item 404 of Regulation S-K, and no arrangements or understandings with any other persons pursuant to which he was selected. In addition, the Board has determined that Mr. Enzor is an "independent director" within the meaning of the applicable rules of the SEC and NASDAQ.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
(a)        Financial Information
        Not applicable
(b)        Pro Forma Financial Information
        Not applicable
(c)        Exhibits
        Exhibit    Description
        99.1    Press Release, dated November 22, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 22, 2021	SHARPS COMPLIANCE CORP. By: /s/ DIANA P. DIAZ Diana P. Diaz Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated November 22, 2021